BY-LAWS
                                       OF
                                 CVS CORPORATION

                      (as amended through January 12, 1999)

                               -------------------

                                    ARTICLE I

                                  STOCKHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of the stockholders of the corporation, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting, shall be held at the principal office of the corporation, or at such other place within or without the State of Delaware stated in the notice of the meeting as the Board of Directors may determine, on such day in the month of April or May as the Board of Directors may determine, at 10:00 o'clock in the forenoon, Rhode Island time, or at such other hour stated in the notice of the meeting as the Board of Directors may determine.

     Section 2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer and may not be called by any other person.

     Special meetings shall be held at such place within or without the State of Delaware as is specified in the call thereof.

     Section 3. NOTICE OF MEETING; WAIVER. Unless otherwise required by statute, the notice of every meeting of the stockholders shall be in writing and signed by the Chairman of the Board of Directors or the Chief Executive Officer (or the President or a Vice President or the Secretary or an Assistant Secretary, in each case acting at the direction of the Chairman or the Chief Executive Officer) and shall state the time when and the place where it is to be held, and a copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten nor more than sixty days before the meeting. If the meeting to be held is other than the annual meeting of stockholders, the notice shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares pursuant to Section 262 of the General Corporation Law of the State of Delaware, the notice of such meeting shall include a statement of that purpose and to that effect. If the notice is mailed, it shall be directed to a stockholder at the stockholder's address as it appears on the record of stockholders unless the stockholder shall have filed with the Secretary of the corporation a written request that notices intended for the stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the stockholder.

     Section 4. QUORUM. At any meeting of the stockholders the holders of a majority of the shares entitled to vote and being present in person or represented by proxy shall constitute a quorum for all purposes, unless the representation of a different number shall be required by law or by another provision of these by-laws, and in that case the representation of the number so required shall constitute a quorum.

     If the holders of the amount of shares necessary to constitute a quorum shall fail to attend in person or by proxy, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn from time to time without further notice other than by an announcement made at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 5. ORGANIZATION. The Chairman of the Board of Directors or, in his absence, the Chief Executive Officer or, in his absence, the President, any Executive Vice President, Senior Vice President or Vice President in the order of their seniority or in such other order as may be designated by the Board of Directors, shall call meetings of the stockholders to order and shall act as chairman of such meetings. The Board of Directors or the Executive Committee may appoint any stockholder to act as chairman of any meeting in the absence of any of such officers and in the event of such absence and the failure of such board or committee to appoint a chairman, the stockholders present at such meeting may nominate and appoint any stockholder to act as chairman.

     The Secretary of the corporation, or, in his absence, an Assistant Secretary, shall act as secretary of all meetings of stockholders, but, in the absence of said officers, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 6. VOTING. At each meeting of the stockholders every stockholder of record having the right to vote shall be entitled to vote either in person or by proxy.

     Section 7. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of the stockholders.

     Section 8. INSPECTORS OF ELECTION. The Board of Directors, in advance of any stockholders' meeting, may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors are not so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Inspectors shall be sworn.

     Section 9. CONDUCT OF ELECTION. At each meeting of the stockholders, votes, proxies, consents and ballots shall be received, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes, shall be decided by the Inspectors of Election.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. NUMBER OF DIRECTORS. The number of directors of the corporation shall be not less than three nor more than eighteen, as determined by action of the Board of Directors.

     Section 2. TERM AND VACANCIES. Directors shall be elected at the annual meeting of stockholders to hold office until the next annual meeting and until their respective successors have been duly elected and have qualified.

     Vacancies in the Board of Directors occurring between annual meetings, from any cause whatsoever including vacancies created by an increase in the number of directors, shall be filled by the vote of a majority of the remaining directors, though less than a quorum.

     Directors need not be stockholders.

     Section 3. GENERAL POWERS OF DIRECTORS. The business of the corporation shall be managed under the direction of its Board of Directors subject to the restrictions imposed by law, by the corporation's certificate of incorporation and amendments thereto, or by these by-laws.

     Section 4. MEETINGS OF DIRECTORS. The directors may hold their meetings and may keep an office and maintain the books of the corporation, except as otherwise provided by statute, in such place or places in the State of Delaware or outside the State of Delaware as the Board may, from time to time, determine.

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all of the directors consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all directors thereto shall be filed with the minutes of the proceedings of the Board of Directors.

     Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the principal office of the corporation in the County of Providence, Town of Woonsocket, State of Rhode Island, or at such other place within or without the State of Delaware as shall be designated in the notice of the meeting as follows: One meeting shall be held immediately following the annual meeting of stockholders and further meetings shall be held at such intervals or on such dates as may from time to time be fixed by the directors, all of which meetings shall be held upon not less than four days' notice served upon each director by mailing such notice to the director at the director's address as the same appears upon the records of the corporation, except the meeting which shall be held immediately following the annual meeting of stockholders which meeting shall be held without notice.

     Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board of Directors, or of the Chief Executive Officer of the corporation, or of one-third of the directors at the time in office. The Secretary shall give notice of each special meeting by mailing such notice not less than four days, or by telegraphing or telecopying such notice not less than two days, before the date set for a special meeting, to each director.

     Section 7. WAIVER. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     Section 8. QUORUM. One-third of the total number of directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, the majority of those present may adjourn the meeting from time to time.

     Section 9. ORDER OF BUSINESS. At meetings of the Board of Directors business shall be transacted in such order as the Board may fix and determine.

     At all meetings of the Board of Directors, the Chairman of the Board of Directors, or in his absence, the Chief Executive Officer, or in the absence of both, the President, any Executive Vice President or any Vice President (provided such person be a member of the Board) shall preside.

     Section 10. ELECTION OF CHAIRMAN, OFFICERS AND COMMITTEES. At the first regular meeting of the Board of Directors in each year, at which a quorum shall be present, held next after the annual meeting of the stockholders, the Board of Directors shall proceed to the election of the executive officers of the corporation (including the Chairman of the Board), and of the Executive Committee, if the Board of Directors shall provide for such committee under the provisions of Article III hereof.

     The Board of Directors from time to time may fill any vacancies among the executive officers, members of the Executive Committee and members of other committees, and may appoint additional executive officers and additional members of such Executive Committee or other committees.

     Section 11. COMPENSATION. Directors who are not officers or employees of the corporation or any of its subsidiaries may receive such remuneration as the Board may fix, in addition to a fixed sum for attendance at each regular or special meeting of the Board or a Committee of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor. In addition, each director shall be entitled to reimbursement for expenses incurred in attending any meeting of the Board or Committee thereof.

                                   ARTICLE III

                                   COMMITTEES

     Section 1. EXECUTIVE COMMITTEE. The Board of Directors by resolution adopted by a majority of the entire Board, may designate from the Directors an Executive Committee consisting of three or more, to serve at the pleasure of the Board. At all times when the Board of Directors is not in session, the Executive Committee so designated shall have and exercise the powers of the Board of Directors, except that such committee shall have no authority as to the matters set out in Section 3 of this Article III.

     Meetings of the Executive Committee shall be called by any member of the same, on three days' mailed notice, or one day's telegraphed or telecopied notice to each of the other members, stating therein the purpose for which such meeting is to be held. Notice of meeting may be waived, in writing, by any member of the Executive Committee.

     All action by the Executive Committee shall be recorded in its minutes and reported from time to time to the Board of Directors.

     The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

     Any action required or permitted to be taken by the Executive Committee may be taken without a meeting if all of the members of the Executive Committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of the Executive Committee thereto shall be filed with the minutes of the proceedings of the Executive Committee.

     Any one or more members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     Section 2. OTHER COMMITTEES. The Board of Directors may appoint such other committees, of three or more, as the Board shall, from time to time, deem advisable, which committees shall have and may exercise such powers as shall be prescribed, from time to time, by resolution of the Board of Directors, except that such committees shall have no authority as to the matters set out in
Section 3 hereof.

     Actions and recommendations by each committee which shall be appointed pursuant to this section shall be recorded and reported from time to time to the Board of Directors.

     Each such committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

     Any action required or permitted to be taken by any such committee may be taken without a meeting if all of the members of such committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of such committee thereto shall be filed with the minutes of the proceedings of such committee.

     Any one or more members of any such committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     Section 3. LIMITATIONS. No committee shall have authority as to the following matters:

     (1) The submission to stockholders of any action that needs stockholders' authorization.

     (2) The filling of vacancies in the Board of Directors or in any committee.

     (3) The fixing of compensation of the directors for serving on the Board or on any committee.

     (4) The amendment or repeal of the by-laws, or the adoption of new by-laws.

     (5) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

     Section 4. ALTERNATES. The Board may designate one or more directors as alternate members of any such committees, who may replace any absent member or members at any meeting of such committees.

     Section 5. COMPENSATION. Members of special or standing committees may receive such salary for their services as the Board of Directors may determine; provided, however, that nothing herein contained shall be construed to preclude any member of any such committee from serving the corporation in any other capacity or receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. TITLES AND TERMS OF OFFICE. The executive officers of the corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer and a President, each of whom shall be a member of the Board of Directors, such number of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board of Directors shall determine, and a Controller, a Treasurer and a Secretary, all of whom shall be chosen by the Board of Directors.

     The Board of Directors may also appoint one or more Assistant Secretaries and one or more Assistant Treasurers, and such other junior officers as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

     Any two or more offices except President and Vice President may be held by the same person.

     The officers of the corporation shall each hold office for one year and until their successors are chosen and qualified, and shall be subject to removal at any time by the affirmative vote of the majority of the entire Board of Directors.

     Section 2. CHAIRMAN OF THE BOARD. The Board of Directors shall designate a Chairman of the Board (or one or more Co-Chairmen of the Board). The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he will be present. If there be more than one, the Co-Chairmen designated by the Board of Directors will perform such duties. The Chairman or Chairmen of the Board shall perform such other duties as may be assigned to him or them by the Board of Directors.

     Section 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall have general management and control over the policy, business and affairs of the corporation and shall have such other authority and perform such other duties as usually appertain to a chief executive officer of a business corporation. He shall exercise the powers of the Chairman of the Board of Directors during his absence or inability to act.

     Section 4. PRESIDENT. The President, if any, shall have such authority and shall perform such duties as the Board of Directors, the Executive Committee, or the Chief Executive Officer may from time to time determine.

     Section 5. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, if any, shall be designated and shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President. They shall, in order of their seniority or in such other order as may be designated by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President, exercise the powers of the Chief Executive Officer during the absence or inability to act of the Chief Executive Officer and the President.

     Section 6. CHIEF FINANCIAL OFFICER. A Chief Financial Officer or other officer designated by the Board of Directors shall be the principal financial officer of the corporation. He shall render to the Board of Directors, whenever the Board may require, an account of the financial condition of the corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.

     Section 7. CONTROLLER. A Controller or other officer designated by the Board of Directors shall be the principal accounting officer of the corporation and, subject to the direction of the Chief Financial Officer, he shall have supervision over all the accounts and account books of the corporation. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Chief Financial Officer, and shall exercise the powers of the Chief Financial Officer during his absence or inability to act.

     Section 8. TREASURER. The Treasurer shall have custody of the funds and securities of the corporation which come into his hands. When necessary or proper, he may endorse on behalf of the corporation for collection, checks, notes, and other instruments and obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositories as the Board of Directors or the Executive Committee shall designate; whenever required by the Board of Directors or the Executive Committee, he shall render a statement of his cash account; he shall keep, or cause to be kept, books of account, in which shall be entered and kept full and accurate accounts of all monies received and paid out on account of the corporation; he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Executive Committee, the Chief Executive Officer, the President and the Chief Financial Officer; he shall give bond for the faithful discharge of his duties, if, as, and when the Board of Directors or the Executive Committee may require. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chief Executive Officer, the President or the Chief Financial Officer.

     Section 9. ASSISTANT TREASURER. Each Assistant Treasurer shall have such powers and perform such duties as may be delegated to him, and the Assistant Treasurers shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee, the Chief Executive Officer, the President or the Chief Financial Officer, exercise the powers of the Treasurer during his absence or inability to act.

     Section 10. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders and of the Executive Committee, in books provided for that purpose; he shall attend to the giving and serving of all notices of the corporation; and he shall have charge of the certificate books, transfer books and records of stockholders and such other books and records as the Board of Directors or Executive Committee may direct, all of which shall at all reasonable times be open to the inspection of any director upon application during the usual business hours.

     He shall keep at the office of the corporation, or at the office of the transfer agent or registrar of the corporation's capital stock, a record containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, the number of shares held by them, respectively, the time when they respectively became the owners thereof, and the amount paid thereon, and such record shall be open for inspection as prescribed by Section 220 of the General Corporate Law of the State of Delaware. He shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, the Chief Executive Officer and the President.

     Section 11. ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and perform such duties as may be delegated to him, and the Assistant Secretaries shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, the Chief Executive Officer or the President, exercise the powers of the Secretary during his absence or inability to act.

     Section 12. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors or by the Executive Committee, the Chief Executive Officer of the corporation, or one designated in a proxy executed by him, and in the absence of either, the President, or a person designated in a proxy executed by him, and in the absence of all such, the Executive Vice Presidents, Senior Vice Presidents or the Vice Presidents of the corporation, in the order of their seniority, shall have full power and authority on behalf of the corporation to attend, and to act, and to vote at meetings of stockholders of any corporation in which this corporation may hold stock, and each such officer of the corporation shall have power to sign a proxy deputizing others to vote the same; and all such who shall be so authorized to vote shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the corporation might have possessed and exercised, if present.

     The Board of Directors or the Executive Committee may, by resolution from time to time, confer like powers on any other person or persons which shall supersede the powers of those designated in the foregoing paragraph.

     Section 13. EXECUTION OF CHECKS, ETC. All checks, notes, drafts or other instruments for the payment of money shall be signed on behalf of this corporation by such person or persons and in such manner as the Board of Directors or Executive Committee may prescribe by resolution from time to time.

                                    ARTICLE V

                               STOCK; RECORD DATE

     Section 1. CERTIFICATES FOR STOCK. The certificates for shares of the stock of the corporation shall be in such form as shall be proper or approved by the Board of Directors. Each certificate shall state (i) that the corporation is formed under the laws of the State of Delaware, (ii) the name of the person or persons to whom issued, (iii) the number and class of shares and the designation of the series, if any, which such certificate represents and (iv) the par value, if any, of each share represented by such certificate. Each certificate shall be signed by the Chairman of the Board of Directors, the President, an Executive Vice President or a Vice President, and also by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the corporation's seal; provided, however, that if such certificates are signed by a transfer agent or transfer clerk and by a registrar the signature of the Chairman of the Board of Directors, the President, an Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary and Assistant Secretary and the seal of the corporation upon such certificates may be facsimiles, engraved or printed.

         Section 2. TRANSFER OF SHARES. Shares of the stock of the corporation may be transferred on the record of stockholders of the corporation by the holder thereof in person or by his duly authorized attorney upon surrender of a certificate therefor properly endorsed.

     Section 3. AUTHORITY FOR ADDITIONAL RULES REGARDING TRANSFER. The Board of Directors and the Executive Committee shall have power and authority to make all such rules and regulations as respectively they may deem expedient concerning the issue, transfer and registration of such certificates for shares of the stock of the corporation as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

     Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors or Executive Committee may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be countersigned by such transfer agent and registered by such registrar of transfers. One person or organization may serve as both transfer agent and registrar.

     Section 5. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     Section 6. LIST OF STOCKHOLDERS AS OF RECORD DATE. The Secretary of the corporation or the transfer agent of its stock shall make and certify a list of the stockholders as of the record date and number of shares of each class of stock of record in the name of each stockholder and such list shall be present at every meeting of stockholders. If the right to vote at any meeting is challenged, the inspectors of elections, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat, may vote at such meeting.

     Section 7. DIVIDENDS. Dividends may be declared and paid out of the surplus of the corporation as often and at such times and to such extent as the Board of Directors may determine, consistent with the provisions of the certificate of incorporation of the corporation.

                                   ARTICLE VI

                                 CORPORATE SEAL

         The Board of Directors shall provide a suitable seal containing the name of the corporation and of the state under the laws of which the corporation was incorporated; and the Secretary shall have the custody thereof.

                                   ARTICLE VII

                                   AMENDMENTS

         These by-laws or any of them, may be altered, amended or repealed, or new by-laws may be made by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.